EXHIBIT 10.29

FOURTH AMENDMENT TO

LETTER OF CREDIT AGREEMENT

This Fourth Amendment to Letter of Credit Agreement (the “Fourth Amendment”) is made as of the 22nd day of February, 2008 by and among

KMART CORPORATION (“Kmart”), a corporation organized under the laws of the State of Michigan having a place of business at 3333 Beverly Road, Hoffman Estates, Illinois 60179;

SEARS HOLDINGS CORPORATION (“Sears Holdings”), a corporation organized under the laws of the State of Delaware having a place of business at 3333 Beverly Road, Hoffman Estates, Illinois 60179;

SEARS ROEBUCK ACCEPTANCE CORP. (“SRAC”), a corporation organized under the laws of the State of Delaware having a place of business at 3711 Kennett Pike, Greenville, Delaware 19807;

SEARS, ROEBUCK AND CO. (“Sears”), a corporation organized under the laws of the State of New York having a place of business at 3333 Beverly Road, Hoffman Estates, Illinois 60179; and

BANK OF AMERICA, NATIONAL ASSOCIATION (the “Issuing Bank”), a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110.

WITNESSETH

WHEREAS, Kmart and the Issuing Bank have entered into a Letter of Credit Agreement dated as of August 13, 2004, as amended by the First Amendment thereof dated August 13, 2004, as further amended by the Second Amendment thereof dated December 23, 2004, as further amended by the Third Amendment thereof dated July 21, 2006 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the parties have agreed to amend the Credit Agreement as set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Article 1. The provisions of Article 1 of the Credit Agreement are hereby amended as follows:

a.	by adding the following definition in appropriate alphabetical order:

“Fourth Amendment” means the Fourth Amendment to Letter of Credit Agreement dated as of February 22, 2008.

b.	The definition of “Existing Financing Agreement” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“Existing Financing Agreement” means the Credit Agreement (the “JPMorgan Credit Agreement”), dated as of February 22, 2005, as amended, among Sears Holdings Corporation, Sears Roebuck Acceptance Corp., Kmart Corporation, the lenders party thereto, certain other parties, and JPMorgan Chase Bank, N.A., as administrative agent.

3.	Amendments to Article 2. The provisions of Section 2.16 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

Kmart or any applicable Subsidiary Credit Party may, upon three (3) Business Days written notice (a “Transfer Notice”) to the Issuing Bank, request that any or all of the Letters of Credit issued under this Agreement be deemed issued under the Existing Financing Agreement. Provided that the issuance of such Letters of Credit would be permitted under the Existing Financing Agreement and all conditions precedent to such issuance would be satisfied (as if such Letters of Credit were newly issued on the date set forth in the Transfer Notice) and such issuance would not result in the occurrence of a Default or Event of Default (as each of those terms is defined in the Existing Financing Agreement), the Issuing Bank shall take such action, at the expense of Kmart or the applicable Subsidiary Credit Party, as may be reasonably required to cause such Letters of Credit to become “Letters of Credit” under the Existing Financing Agreement. Unless Kmart otherwise requests, such transfer of any Letters of Credit shall not cause a reduction in the Commitments of the Issuing Bank hereunder.

4.	Conditions to Effectiveness. This Fourth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Issuing Bank:

a.	This Fourth Amendment shall have been duly executed and delivered by Kmart and the Subsidiary Credit Parties and the Issuing Bank.

b.	Kmart and the Subsidiary Credit Parties shall reimburse the Issuing Bank for all expenses incurred by the Issuing Bank in connection herewith, including, without limitation, reasonable attorneys’ fees.

c.	No Default or Event of Default shall have occurred and be continuing.

5.	Miscellaneous.

a.	Except as provided herein, all terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. Kmart and the Subsidiary Credit Parties hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.

b.	This Fourth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

c.	This Fourth Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and their seals to be hereto affixed as the date first above written.

SEARS HOLDINGS CORPORATION

By	/s/ William K. Phelan
Print Name:	William K. Phelan
Title:	SVP, Treasurer

KMART CORPORATION

By	/s/ William K. Phelan
Print Name:	William K. Phelan
Title:	SVP, Treasurer

SEARS, ROEBUCK AND CO.

By	/s/ William K. Phelan
Print Name:	William K. Phelan
Title:	SVP, Treasurer

SEARS ROEBUCK ACCEPTANCE CORP.

By	/s/ Karen Smathers
Print Name:	Karen Smathers
Title:	VP, Finance and Treasurer

OTHER SUBSIDIARY CREDIT PARTIES

By	/s/ William K. Phelan
Print Name:	William K. Phelan
Title:	Authorized Representative

BANK OF AMERICA, NATIONAL ASSOCIATION

By	/s/ Christine M. Scott
Print Name:	Christine M. Scott
Title:	Director

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